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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996, except for Note 10, as to which the date is February 20, 1996, of BioTek Solutions, Inc. in the Registration Statement (Form S-1) and related Prospectus of Ventana Medical Systems, Inc. for the registration of 2,850,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Tucson, Arizona
December 19, 1996